                                                                   EXHIBIT 10.14

                        CONFIDENTIAL TREATMENT REQUESTED

     Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ([***]). The Omitted Material Has Been Filed Separately With The Securities And Exchange Commission.

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is entered into as of the 29th day of January, 1999, by and between HORIZON PHARMACEUTICAL CORPORATION, a company incorporated under the laws of Delaware, with its principal place of business at 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076 ("Horizon"), and AMERICAN HOME PRODUCTS CORPORATION, a company incorporated under the laws of Delaware, with its principal place of business at Five Giralda Farms, Madison, New Jersey 07940, USA ("AHP"). Both Horizon and AHP are referred to herein individually as a "Party" and collectively as the "Parties".

     WHEREAS, AHP has rights to certain Know-How (as hereinafter defined) and Trademarks (as hereinafter defined) relating to the Products (as hereinafter defined);

     WHEREAS, Horizon is qualified to market pharmaceutical products in the Territory (as hereinafter defined);

     WHEREAS, Horizon desires to engage AHP's or its Affiliate's (as hereinafter defined) facilities and services to manufacture (a) the Product for distribution and sale by Horizon, and AHP is willing to enter into a separate manufacturing and supply agreement contemporaneously herewith; and

     WHEREAS, AHP desires to grant and transfer to Horizon and Horizon desires to receive a license and other rights and assets under the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1. DEFINITIONS.

     For the purposes of this Agreement, the capitalized terms hereunder shall have the meanings defined below:

     1.1 "Affiliate(s)" shall mean, in the case of either Party, any corporation, joint venture, or other business entity which directly or indirectly controls, is controlled by, or is under common control with that Party. "Control", as used in this Section 1.1, shall mean having the power to direct, or cause the direction of, the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes


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          of this Agreement, the term "Affiliate" shall not include subsidiaries in which a Party or its Affiliates owns a majority of the ordinary voting power to elect a majority of the board of directors but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

     1.2  "Closing" shall have the meaning set forth in Section 3.3 hereof.

     1.3 "Commercially Reasonable Efforts" shall mean efforts and resources normally used by a Party for a compound or product owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors.

     1.4 "Customer Contracts" shall mean those contracts and outstanding bids listed in Exhibit A hereto, between AHP or its Affiliates and certain Third Parties pursuant to which such Third Parties, inter alia, purchase Products from AHP or such Affiliates in the Territory.

     1.5 "Effective Date" shall mean the date on which the Closing occurs in accordance with Section 3.3 hereof.

     1.6 "Field" shall mean use in humans, excluding injectable forms of the Substance for human use.

     1.7 "HSR Act" means the Hart-Scott-Rodino Antitust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     1.8 "Know-How" shall mean all proprietary technical and clinical information, data and know-how relating to the Products, whether or not patentable, owned as of the Effective Date or acquired during the term of this Agreement, by AHP or its Affiliates. Know-How shall include, without limitation, all processes, formulas, discoveries and inventions whether relating to biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical safety, quality control and clinical data, including, without limitation, phase IV clinical study data. Know-How shall also include relevant medical information relating to the Products (such as customer questions, responses thereto and adverse drug event (ADE) history) in AHP's possession. The term "Know-How", however, shall not include (i) any know-how, processes, information and data which is, as of the Effective Date or later becomes, generally available to the public or
          (ii) any general manufacturing know-how not specific to the Products.

     1.9 "Letter of Intent" shall mean that certain Letter of Intent which (i) is dated as of December 14, 1998 and (ii) relates to the transaction contemplated by this Agreement.


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     1.10 "Net Sales" shall mean amounts invoiced for sales of the Products by
          Horizon, its Affiliates and sublicensees to Third Parties in the Territory, less the sum of (i) trade, quantity and cash discounts actually allowed or paid, (ii) credits or allowances given or made for return of previously sold products, (iii) rebates and chargebacks specifically identified to the sale of the Products by Horizon, its Affiliates and sublicensees, and (iv) taxes, duties or other governmental charges levied on or measured by the billing amount, as adjusted for rebates and refunds. Such amounts shall be determined from the books and records of Horizon, its Affiliates and sublicensees which shall be maintained in accordance with generally accepted accounting principles. Sales of Products by and between Horizon, its Affiliates and sublicensees are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes.

     1.11 "Product(s)" shall mean those Products listed in Exhibit B, for use in the Field, each of which have been marketed by AHP as of the date this Agreement was signed by the Parties.

     1.12 "Product Supply Agreement" shall have the meaning set forth in Section
          7.1 hereof.

     1.13 "Regulatory Approval" shall mean all authorizations by the appropriate Regulatory Authorities which are required for the manufacture (other than manufacturing facilities licenses, approvals or authorizations) marketing, promotion, pricing and sale of the Products in the Territory, including an approved New Drug Application(s) for the Product(s) which are owned by AHP or its Affiliates.

     1.14 "Regulatory Authority" shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory involved in the granting of Regulatory Approvals for the Product including, without limitation, the United States Food and Drug Administration ("FDA").

     1.15 "Substance" shall mean the chemical substance 3-[(cyclopentylhydroxy phenyl acetyl) oxy] -1, 1-dimethyl (pyrrolidinium bromide, otherwise known as glycopyrrolate).

     1.16 "Supply Price" shall mean the price paid by Horizon to AHP under the Product Supply Agreement for the purchase of a unit of Product.

     1.17 "Systems Transfer Plan" shall have the meaning set forth in Section
          3.2 hereof.

     1.18 "Territory" shall mean the United States of America, its territories and possessions, and the Commonwealth of Puerto Rico.


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     1.19 "Third Party(ies)" shall mean any person(s) or entity(ies) other than
          Horizon, AHP, or their respective Affiliates.

     1.20 "Trademarks" shall mean the trademarks listed on Exhibit C hereto, which, as of the date this Agreement was signed by the Parties, has been used by AHP in connection with the promotion, marketing and sale of the Products.

     1.21 "Transaction Agreements" shall mean this Agreement and the Product Supply Agreement.

     1.22 "$" shall mean United States Dollars.

2. RIGHTS GRANTED.

     2.1 Licenses.

            2.1.1 License of Know-How. Subject to the terms and conditions contained in this Agreement, AHP, as of the Effective Date, hereby grants to Horizon an exclusive license (exclusive, even as to AHP, subject to the provisions of Section 2.3), under the Know-How to make, have made, use, market, distribute, offer for sale and sell the Product in the Territory. Horizon accepts all the obligations set forth in this Agreement and agrees to use the Know-How only in connection with the manufacture, sale and promotion of the Products in the Territory, only for so long as the licenses granted under this
                  Section 2.1.1 remain in effect.

            2.1.2 License of Trademark. Subject to the terms and conditions contained in this Agreement, AHP, as of the Effective Date, hereby grants to Horizon an exclusive license (exclusive, even as to AHP), to use the Trademark only in connection with the manufacture, sale and promotion of the Products in the Territory. Horizon accepts all the obligations set forth in this Agreement and agrees to use the Trademark in the Territory, only for so long as the license granted under this
                  Section 2.1.2 remains in effect.

            2.1.3 Sublicenses. Horizon may grant one or more Affiliates or Third
                  Parties sublicenses under the licenses granted to Horizon under Sections 2.1.1 and 2.1.2 in the Territory, provided that:

                  (a) Horizon obtains AHP's prior written consent, such consent not to be unreasonably withheld;

                  (b) The parties to and the economic terms of any such agreement shall be fully disclosed to AHP, and the terms of such agreement shall be consistent with all of the relevant terms and provisions of this Agreement;

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                  (c)   To the extent that any such Third Party is to Perform
                        any obligation of Horizon under this Agreement, Horizon shall remain liable for such performance; and

                  (d) Horizon shall pay AHP the trademark royalties on all Net Sales of Product by such Affiliate or Third Party, as set forth in Section 4.2.1.

     2.2 Assignment of Regulatory Approvals. Subject to the terms and conditions contained in this Agreement, AHP shall assign to Horizon at the Closing ownership of all its right, title and interest in and to the Regulatory Approvals in the Territory. At the Closing, all of AHP's obligations under this Agreement with respect to such Regulatory Approvals shall immediately terminate (with the exception of reporting, as required under Section 6.2 hereof, to Horizon significant safety and efficacy issues relating to Product or Substance of which AHP is aware and which are required for NDA reporting in the United States) and thereafter, AET shall have no further right in or to such Regulatory Approvals in the Territory, except as provided in Section 6.1.2 hereof Subject to the notice and cure provisions of Section 11.2.2, if Horizon fails to pay to AHP the entire amount of the License Fee when due, Horizon shall immediately reassign the Regulatory Approvals to AHP.

     2.3  Retained Rights. Notwithstanding the licenses granted to Horizon under
          Section 2.1, after the Closing, AHP shall retain ownership of and all rights to (i) the current NDC numbers and Product Codes it uses for each of the Products (subject to Horizon's right to sell Product under Section 2.7 of the Product Supply Agreement), (ii) the real and personal property (including, without limitation, all equipment) and general manufacturing know-how used by AHP in manufacturing the Products (either before, during or after the term of this Agreement) other than Know-How, (iii) all accounts receivable from sales of the Products by or on behalf of AHP, and (iv) all inventories of the Products that have not otherwise been purchased by Horizon pursuant to
          Section 7.1 hereof and the Product Supply Agreement. Additionally, AHP retains ownership of and the right to use the Know-How (i) to manufacture Products for Horizon pursuant to Section 7.1 hereof and the Product Supply Agreement; (ii) to manufacture Products for sale outside of the Territory (including, without limitation, for sale to AHP's Affiliates or Third Parties in the Territory, for final distribution and sale outside of the Territory); (iii) to manufacture products containing Substance for use or sale, both in and outside of the Territory, as veterinary pharmaceutical products and as injectable product for human use; and (iv) to manufacture, use and sell Products in the Territory if this Agreement is terminated by AHP pursuant to
          Section 11.2.2 hereof and all payments due to AHP pursuant to Section
          4.1.1 have not been fully paid to AHP.

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     2.4  Horizon's Covenant Not To Compete. Horizon agrees that, during the term of this Agreement, Horizon and its Affiliates will not utilize the Know-How, Regulatory Approvals or Trademarks in any manner to make, have made, use, market, offer to sell or sell any product containing the Substance as a pharmaceutically active ingredient for use as a veterinary pharmaceutical agent or for injectable dosage forms for human use.

3.   PRE-CLOSING ACTIVITIES; CLOSING.

     3.1 Government Approvals. Each of Horizon and AHP shall use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a second request for documents and of witnesses if requested. Horizon and AHP will cooperate and use respectively all reasonable efforts to make all registrations, filings and applications, to give all notices and to obtain by the Closing all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest products or assets or materially change its business if doing so is a condition of obtaining approval under the governmental approvals of the transactions contemplated by this Agreement.

     3.2 Systems Transfer. During the time period between the signing of this Agreement by the Parties and the Closing, the Parties will develop a mutually acceptable post Closing operation plan substantially in the form of Exhibit D hereto (the "Systems Transfer Plan") to transfer the processing of chargebacks, government rebates, returns (including the processing of customer credits), obligations under Customer Contracts, customer service functions, and regulatory reporting functions from AHP to Horizon and Know-How necessary to enable Horizon to use, market, distribute and sell Product in the Territory. Such plan shall be reduced to writing by Horizon and approved by both Parties and shall be implemented by the Parties as soon as practicable after the Closing.

     3.3  The Closing.

          3.3.1 Time and Place. The Closing of the transactions contemplated hereby shall take place at 10:00 A.M. (local time) on January 29, 1999 at the offices of Wyeth-Ayerst Laboratories Division of American Home Products Corporation, St Davids, Pennsylvania, or at such other time and place as the Parties may agree. The Closing shall be effective as of midnight on the Effective Date.




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                    [***] - CONFIDENTIAL TREATMENT REQUESTED


            3.3.2 Payment of License Fee. At the Closing, Horizon shall make the payment required by Section 4.1(i) hereof, which payment shall be made by wire transfer in funds immediately available to such bank account as AHP may designate at least three (3) business days in advance.

            3.3.3 Customer  Information.  To the extent the following items have not previously been provided to Horizon, AHP, at the Closing, will deliver to Horizon

                  (a) complete and accurate copies of AHP's relevant customer lists including relevant sales data for the Products; and

                  (b) copies of current and pending customer sales contracts for the Product, which contracts shall be redacted for purposes of deleting information that is not related to the Product and other confidential information.

            3.3.4 Other Agreements. At the Closing, Horizon and AHP shall each execute and deliver to the other the Systems Transfer Plan and the Product Supply Agreement in the form attached hereto as Exhibit F.

            3.3.5 Certifications of Representations and Warranties. At the
                  Closing, each Party shall certify to the other that the representations and warranties set forth in Article 10 hereof remain true and in effect as of the day of Closing. In the event that one or more of the representations and warranties do not remain true and in effect as of the day of Closing, the Party receiving such certification shall have the option to
                  (i) complete the Closing (and such Party shall be required to expressly waive its rights under the specific representation and warranty which is no longer true and/or in effect as of the day of closing) or (ii) terminate this Agreement as provided in Section 11.2.1.

      3.4 Conduct of Business from Signing to Closing. AHP covenants and agrees that, during the period between the signing of this Agreement and Closing, it will use its Commercially Reasonable Efforts to conduct the business relating to Product in a manner consistent with its prior practices.

4.    CONSIDERATION.

     4.1 License Fee. In partial consideration of the licenses granted to Horizon under Section 2.1 hereof and the other rights and assets transferred to Horizon hereunder, Horizon shall pay AHP a nonrefundable, noncreditable license fee (the "License Fee") as follows (i) [***] dollars ($[***]) which shall be due and payable at


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                    [***] - CONFIDENTIAL TREATMENT REQUESTED

            the Closing and (ii) [***] payments each in the amount of [***] dollars ($[***]) due [***], for a total of [***] dollars ($[***]) in addition to the payment due under Section 4.1(i) above.

     4.2    Royalties.

            4.2.1 Royalty Rates. In further consideration of the trademark license granted to Horizon under Section 2.1.2 hereof, during the term of this Agreement, Horizon shall pay AHP royalties in the amount of

                  (a) [***] of the Net Sales for all Products sold by or on behalf of Horizon, its Affiliates and sublicensees prior to the [***] anniversary of the Effective Date up to annual Net Sales of $[***]; and

                  (b) [***] of the Net Sales for all Products sold by or on behalf of Horizon, its Affiliates and sublicensees prior to the [***] anniversary of the Effective Date of Net Sales above annual Net Sales of $[***]; and

                  (c) [***] of the Net Sales for all Products sold by or on behalf of Horizon, its Affiliates and sublicensees after the [***] anniversary of the Effective Date.

            4.2.2 Minimum Royalties. During the period from the Effective Date to the fifth anniversary of the Effective Date, Horizon shall pay a minimum royalty to AHP each calendar quarter of [***] dollars ($[***]).

            4.2.3 Scope of Royalty Obligations. No royalties shall be due upon the sale or other transfer among Horizon and its Affiliates, but in such cases the royalty shall be due and calculated upon Horizon's or its Affiliates' Net Sales to the first independent Third Party.

            4.2.4 Royalties Paid Quarterly. For each calendar quarter, or part thereof, in which Horizon sells Product and is obligated to pay to AHP royalties with respect to such sales pursuant to this Section 4.2, Horizon shall, for the first four calendar quarters following the Effective Date within forty five (45) calendar days, and for each calendar quarter thereafter within thirty (30) calendar days, following the close of each such calendar quarter furnish to AHP a written report for the calendar quarter showing (i) the number of units of each Product (by NDC number) sold by Horizon, its Affiliates and sublicensees in the Territory during such calendar quarter,
                  (ii) the Net Sales of Product (by NDC number) sold by Horizon, its Affiliates and sublicensees in the Territory during such calendar month, and (iii) the royalties payable under this Agreement for such calendar quarter. Simultaneously with the


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                  submission of the written report, Horizon shall pay to AHP a sum equal to the aggregate royalty due for such calendar quarter calculated in accordance with this Agreement (reconciled for any previous overpayments, underpayments or credits).

     4.3 Method of Payment. All payments to be made by Horizon to AHP pursuant to Section 4.2 hereof shall be made in United States dollars by wire transfer simultaneously with the submission of the report required under Section 4.2.4 hereof.

     4.4    Maintenance of Records by Horizon; Audits.

                  4.4.1 Record Keeping by Horizon. Horizon and its Affiliates shall, and shall cause its sublicensees to, keep accurate books and accounts of record in connection with the sale by or on behalf of Horizon, its Affiliates and sublicensees of the Products in sufficient detail (i) to permit accurate determination of all figures necessary for verification of payments required to be paid hereunder and (ii) to verify compliance with the provisions of Section 8.3 hereof. Horizon, its Affiliates and sublicensees shall maintain such records for a period of three (3) years after the end of the year in which they were generated.

                  4.4.2 Audit by AHP. AHP, through an independent certified public accountant reasonably acceptable to Horizon, shall have the right, at its own expense, to access the books and records of Horizon, its Affiliates and sublicensees as may be reasonably necessary (i) to verify the accuracy of the royalty reports and all payments made hereunder and (ii) to verify compliance with the provisions of Section 8.3 hereof, including, without limitation, the determination of any additional payments that may be due to AHP pursuant to Section 8.3 hereof. Such access shall be conducted after reasonable prior written notice to Horizon and during ordinary business hours and shall not be more frequent than once per calendar year, in respect of any calendar year ending not more than thirty (30) months prior to the date of such notice. Upon the expiration of the thirty (30) month period described in the immediately preceding sentence, the calculation of amounts payable with respect to such time periods shall be binding and conclusive upon AHP, and Horizon, its Affiliates and sublicensees shall be released from any liability or accountability with respect to payments for such time periods. The parties agree that such independent certified public accountant shall disclose to AHP only whether the royalty reports are correct or incorrect, the specific details concerning any discrepancies in such reports, whether the provisions of Section 8.3 hereof have been complied with and the specific details concerning any noncompliance with the provisions of Section 8.3 hereof. AHP agrees to keep in strict confidence all information learned in the course of such


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                           audit, except when it is necessary to reveal such
                           information in order to enforce its rights under this Agreement.

                  4.4.3 Underpayments/Overpayments. If such independent certified public accountant's report shows any underpayment, Horizon shall remit or shall cause its Affiliates and sublicensees to remit to AHP within thirty (30) days after AHP's receipt of such report,
                           (i) the amount of such underpayment (ii) interest on such underpayment at the prime rate quoted by Chase Manhattan Bank N.A. from the date payment was first due until the date of payment of such underpayment and (iii) if such underpayment exceeds five percent (5%) of the total amount owed for the calendar year then being audited, the reasonable fees and expenses of such independent certified public accountant performing the audit. Any overpayments, less the reasonable fees and expenses of such independent certified public accountant, shall be fully creditable against amounts payable in subsequent payment periods.

         4.5 Taxes and Withholding. All taxes levied or incurred on account of any payments from Horizon to AHP accruing under this Agreement, by national, state or local governments, will be assumed and paid by Horizon, except taxes levied thereon as income to AHP and if such taxes are required to be withheld by Horizon they will be deducted from payments due to AHP and will be timely paid by Horizon to the proper taxing authority for the account of AHP, a receipt or other proof of payment therefor secured and sent to AHP as soon as practicable.

5.    DISCLOSURE OF KNOW-HOW; ASSUMPTION OF OBLIGATIONS

     5.1 Disclosure of Know-How. At or immediately after the Closing, in accordance with Section 3.2, AHP shall promptly disclose to Horizon that Know-How currently utilized by or on behalf of AHP or its Affiliates which is necessary to enable Horizon to use, market, distribute and sell the Product in accordance with the Transaction Agreements.

     5.2 Customer Contracts. A complete and accurate list of each of the current and pending Customer Contracts pursuant to which AHP or an AHP Affiliate is, with respect to the current Customer Contracts immediately prior to the date of this Agreement, selling Products, along with other products of AHP and its Affiliates, to Third Party buyers is attached hereto as Exhibit A. AHP agrees that between the date of signing of this Agreement and Closing, no new Customer Contracts shall be executed without first consulting with Horizon. AHP further agrees that between the date of signing of this Agreement and Closing, no new bids shall be made without first consulting with and obtaining the written consent of Horizon. The parties agree that bids outstanding as of the date of the signing of this Agreement shall be handled in AHP's normal course of business.



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                    [***] - CONFIDENTIAL TREATMENT REQUESTED

            The Parties understand and agree that because the right to sell Product is being transferred to Horizon pursuant to this Agreement, as of the Effective Date AHP will no longer have the right to sell or, except as provided below, adjust the price of Product under the Customer Contracts, provided, however, that Horizon agrees that it will continue to honor all of AHP's commitments made in each such Customer Contract with respect to supplying the Product, including, without limitation, the sale prices as adjusted in accordance with such Customer Contracts, for the Products throughout the term of each such Customer Contract. After the Closing, upon Horizon's request, AHP and Horizon will request each Third Party to the Customer Contracts to relieve AHP of its obligations to provide Product under each such Customer Contract. In addition, to the extent that AHP and Horizon are unable to obtain a release from a Third Party of AHP's obligations to supply the Product under such Customer Contract, then upon the request of Horizon, AHP shall use its Commercially Reasonable Efforts to take actions that are permitted under the terms of such Customer Contract to minimize the commitment for Product thereunder, including without limitation, adjusting Product prices, reducing the term of such Customer Contract solely with respect to the Product and terminating AHP's obligations with respect to Product under any such Customer Contract, provided, however, that AHP shall not be required to either (i) adjust prices or terms relating to products other than Products, (ii) make any payments to such Third Party in consideration for making such price adjustments or modifications to the Customer Contract or (iii) terminate any such Customer Contract with respect to products other than Products. AHP agrees that following the signing of this Agreement, it will not take any action with respect to any Customer Contract which will extend the term of such Customer Contract for any Product or otherwise adversely affect Horizon with respect to any Product, without the prior written consent of Horizon. All sales of the Product after the Closing shall be booked by Horizon.

     5.3 Chargebacks. As of the Closing, Horizon will be responsible for all customer chargebacks for Product sold in the Territory, provided, however, that, with respect to such Product sales, AHP, for a period of [***] after the Effective Date, will reimburse Horizon for all qualified customer chargebacks having Activity Dates prior to the Effective Date. For purposes of this Section 5.3, the "Activity Date" is the date a wholesaler ships the Product to a customer under terms of a customer sales contract or pursuant to a purchase order issued by such customer.

      5.4 Rebates. As of the Closing, Horizon will be fully responsible for all Federal, State and Third Party rebate programs for Product sold in the Territory under Horizon's NDC numbers, including all reporting activities associated with such programs. Additionally, as of the Closing, Horizon will be financially responsible for all Federal, State and Third Party rebate programs for Product sold in the Territory under AHP's label, provided, however, that with respect to such Product sales, AHP will continue to prepare the


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                    [***] - CONFIDENTIAL TREATMENT REQUESTED


            appropriate Federal and State rebate reports and process Federal and State rebates for the sale of such Product and Horizon will reimburse AHP for [***]. For purposes of this Section 5.4, the "Report Date" is the date a qualified rebate invoice is issued under applicable Federal or State Rebate Programs.

      5.5 Returns. As of the Effective Date, Horizon will be responsible for all returns of Product sold in the Territory, provided, however, that AHP will reimburse Horizon for all qualified returns of such Product sold by AHP to Third Parties prior to the Effective Date. The Parties agree to track sales and returns of Product by lot number to determine whether such Product was sold to Third Parties by AHP prior to the Effective Date or by Horizon after the Effective Date. AHP's liability pursuant to this Section 5.5 for such returns shall not exceed [***] and all returns in excess of such limitation shall be borne solely by Horizon.

     5.6 Reimbursement. AHP shall reimburse Horizon for chargebacks, rebates and returns according to Sections 5.3, 5.4 and 5.5 as follows:
            Horizon agrees to provide AHP with an invoice for amounts due under Sections 5.3, 5.4 and 5.5 within thirty (30) days after the end of each calendar month with the documentation required to verify the same. AHP agrees to reimburse Horizon in accordance with Sections 5.3, 5.4 and 5.5 hereof within thirty (30) days after the receipt of the invoice and all required documentation.

6.   REGULATORY MATTERS.

     6.1    Horizon Responsibilities.

            6.1.1 Disclosure of Regulatory Approvals. Within thirty (30) days after the Effective Date, AHP shall provide Horizon with a copy of all correspondence or other documents reasonably related to such Regulatory Approvals. Additionally, within such thirty (30) day period, AHP shall provide to Horizon a current list of suppliers for Materials used in the manufacture of Products.

            6.1.2 Right of Reference. Horizon irrevocably grants to AHP the right to reference the Regulatory Approvals to support AHP's Product related activities outside of the Territory and to support any veterinary pharmaceutical products containing Substance or any injectable products for human use, which AHP currently markets or sells or may, in the future, market or sell. Horizon shall not amend the Regulatory Approvals without the prior written consent of AHP, such consent not to be unreasonably withheld, and AHP shall respond to Horizon's request for consent within thirty (30) days from such request.

            6.1.3 Responsibilities. After the Effective Date, Horizon shall be solely responsible for conducting all activities in connection with such Regulatory Approvals, including, without limitation, communicating and preparing and filing all reports (including, without limitation, adverse drug experience reports) with the appropriate Regulatory Authorities in the Territory and interacting with any Third Parties with respect to Products sold or distributed in the Territory; provided, however, that for up to sixty (60) days after the Effective Date, AHP shall assist and cooperate in the transition of such activities to Horizon. Additionally, to the extent that Horizon is obligated, under applicable laws and regulations, to report to the Regulatory Authorities in the Territory, adverse drug experiences associated with Product sold by or on behalf of AHP outside of the Territory, AHP shall provide Horizon with information about such adverse drug experiences in accordance with the provisions of Section 6.2 hereof and to the extent that, AHP is obligated under applicable laws and regulations to report adverse drug experiences associated with Product sold by or on behalf of Horizon inside the Territory, Horizon shall provide AHP with information about such adverse drug experiences in accordance with the provisions of Section 6.2 hereof. Upon written request of Horizon, AHP shall provide Horizon with all additional written information in AHP's possession which directly relates to the Products in the Field as AHP shall have developed and which would be useful in supporting the Regulatory Approvals.

            6.1.4 Payment of Fees. After the Effective Date, Horizon shall pay all NDA maintenance fees and any establishment license fees of Horizon, its Affiliates or Third Parties which must be paid with respect to facilities used in the manufacture of Product by or on behalf of Horizon. Notwithstanding the foregoing, for so long as AHP is supplying Product to Horizon in accordance with the Product Supply Agreement, AHP shall pay any establishment license fees which must be paid with respect to AHP's, its Affiliate's or subcontractor's facilities used for the manufacture of such Product.

      6.2 Adverse Drug Experience Reporting. In order for the Parties to comply with their respective responsibilities under this Article 6 and otherwise relating to the reporting of adverse drug experiences, to the extent either Party receives any information regarding adverse drug experiences related to the use of the Product, whether such use is within or outside of the Territory, such Party shall promptly provide the other Party with such information in accordance with the Adverse Event Reporting Procedures (as may be amended from time to time upon mutual agreement) set forth in Exhibit E.

                    [***] - CONFIDENTIAL TREATMENT REQUESTED

7.   SUPPLY.

      7.1 Supply of Product by AHP. For the term set forth in the Product Supply Agreement, AHP, either directly or through one or more subcontractors, shall manufacture and supply Products to Horizon for sale in the Territory and Horizon shall purchase from AHP its entire requirements of Products for sale in the Territory, all in accordance with the terms and conditions of the Product Supply Agreement, in the form attached hereto as Exhibit F, to be entered into by the Parties at the Closing.

      7.2 Supply of Product by Horizon. Following the term set forth in the Product Supply Agreement and thereafter:

            (a) Horizon shall be responsible, at its own expense, for manufacturing its requirements of Product, either by itself or through a Third Party;

            (b) Upon AHP's request, Horizon shall purchase from AHP (i) reasonable quantities of AHP's residual inventories of Products having not less than twelve months remaining dating at the then current purchase price and (ii) reasonable quantities of AHP's useable, residual inventories of Product specific Materials (as defined in the Product Supply Agreement), including, without limitation, all labels and other Product specific packaging materials at AHP's fully-absorbed manufacturing costs;

            (c) Upon AHP's request, Horizon would supply AHP's requirements of Products for sale by AHPC outside the Territory at Horizon's then fully-absorbed manufacturing cost plus a [***] mark-up, which purchase prices shall be increased once each year by [***].

            (d) Upon AHP's request, Horizon will use its Commercially Reasonable Efforts to facilitate discussions between AHP and any Third Party manufacturer with which Horizon may be in discussions regarding the manufacture of the Product following the term of the Product Supply Agreement.

     7.3 Supply of Substance by Horizon. Following the term set forth in the Product Supply Agreement, and thereafter:

            (a) Horizon shall be responsible, at its own expense, for manufacturing its requirements of bulk Substance, either by itself or through a Third Party;

            (b) Upon AHP's request, Horizon shall purchase from AHP (i) reasonable quantities of AHP's residual inventories of the bulk Substance and (ii) reasonable quantities of AHP's residual inventories of Substance specific Materials (as defined in the Substance Supply Agreement), including without limitation, all labels and other Substance specific packaging materials, in each case at AHP's fully-absorbed manufacturing costs; and

            (c) Upon AHP's request, Horizon will use its Commercially Reasonable Efforts to facilitate discussions between AHP and any Third Party manufacturer with which Horizon may be in discussions regarding the manufacture of the Substance following the term of the Product Supply Agreement.

8.   PROMOTION, MARKETING AND SALE OF PRODUCTS.

     8.1 Diligence. As of the Closing, Horizon shall be solely responsible for and shall use its Commercially Reasonable Efforts to promote, market, sell and distribute the Products in the Territory.

     8.2 Materials and Promotional Claims. Horizon at all times shall be solely responsible for complying with all applicable laws and regulations in its promotion and marketing of the Products.

     8.3 Timing of Sales. Horizon agrees that it and its Affiliates shall not, by any action or act of omission cause sales of Products that would have otherwise occurred prior to the end of the fifth anniversary of the Effective Date, to occur after the fifth anniversary of the Effective Date.

            Such actions or acts of omission may include, without limitation, announcing or implementing changes in the price of Products, or delaying the filling of orders. AHP shall have the right to audit, in accordance with Section 4.5.2 hereof all of Horizon's records reasonably necessary to verify compliance with this Section and if AHP determines that either Horizon or its Affiliates has taken any such actions or committed any such act of omission then, for purposes of the payment of royalties under Section 4.2 hereof, the Net Sales of Product made during the three months after the fifth anniversary of the Effective Date shall be treated as if such sales occurred prior to the fifth anniversary of the Effective Date.

9.    TRADEMARKS.

      9.1 Use of Trademarks. Horizon agrees to use the Trademarks only in connection with the Products and in the manner and style which shall have the prior written approval of AHP. Horizon shall submit to AHP samples of all commercial materials containing any of the Trademarks. AHP, within thirty (30) days of its receipt of such materials, shall have the right to reasonably comment on the usage of the Trademarks in such materials and Horizon, at its own cost and expense, will promptly correct any improper usage of the Trademarks. Horizon agrees not to claim or to assert any right of ownership in or to such Trademarks or the goodwill associated therewith and shall take no action which may destroy, damage or impair in any way the ownership or rights of AHP in and to such Trademarks. Horizon shall not register anywhere in the world in its own name, or on behalf of any other person or entity, any trademark, trade dress, brands, labeling, designs or other indicia of ownership identical to, or confusingly similar to, the Trademarks, and shall not associate the Trademarks with any articles other than the Products and shall, at the request of AHP, do all such acts and things and execute all such documents as AHP shall in its reasonable discretion consider necessary or proper to register or maintain the registration of the Trademarks in any country of the Territory. Should usage of the Trademarks in any country vest title thereto in Horizon, then Horizon shall at AHP's request, immediately assign and transfer such title to AHP.

      9.2 Quality Control. Horizon will not permit the quality of Products to deteriorate while in its possession so as to adversely affect the goodwill associated with the Trademarks. Horizon shall upon request of AHP, from time to time furnish AHP, without charge, specifications and samples of Products for quality review by AHP. AHP or an authorized representative thereof shall have the right, at all reasonable times, to inspect the finished goods in relation to which the Trademarks are to be used, as part of appropriate quality control.

      9.3 Infringement of Trademarks. In the event that, either Horizon or AHP learn that any of the Trademarks pertaining to Products is being infringed in the Territory by any Third Party, it shall promptly notify the other Party of such infringement. AHP shall have the right, but not the obligation, to act to terminate any such Third Party infringement, including, without limitation, prosecuting a lawsuit or other legal proceeding, at AHP's own expense. In the event that AHP takes any such action to terminate such infringement, Horizon may, at its sole option, take appropriate steps to join AHP in such action and share equally in the costs thereof. If and only if Horizon joins such action as stated in the preceding sentence, AHP and Horizon shall share equally in any recovery which may be received as a result of such action less the reimbursement of each Party for the out-of-pocket expenses incurred in taking, joining and prosecuting such action. Notwithstanding the foregoing, Horizon shall fully cooperate with AHP in any action AHP takes to terminate such infringement and, to the extent AHP recovers damages from such Third Party, through settlement or otherwise, shall be reimbursed by AHP for all reasonable expenses incurred in connection therewith. If AHP fails to take any action within sixty (60) days after Horizon's request, Horizon shall have the right to act as it sees fit to terminate the infringement, including without limitation, prosecuting a lawsuit or other legal proceeding, at Horizon's own expense. Horizon may deduct its costs and expenses for such action from trademark royalties accruing under Section 4.2 after the date of filing of such action. In the event that Horizon takes any such action to terminate such infringement, AHP may, at its sole option, take appropriate steps to join Horizon in such action and share equally in the costs thereof. If and only if AHP joins such action as stated in the preceding sentence, AHP and Horizon shall share equally in any recovery which may be received as a result of such action less the reimbursement of each Party for the out-of-pocket expenses incurred in taking, joining and prosecuting such action. Notwithstanding the foregoing, AHP shall fully cooperate with Horizon in any action Horizon takes to terminate such infringement, including without limitation, agreeing to be joined as party plaintiff and approving any reasonable settlement agreement achieved by Horizon, and to the extent Horizon receives damages from such Third Party, through settlement or otherwise, shall be reimbursed by Horizon for all reasonable expenses incurred in connection therewith and deductions from trademark royalties pursuant to this Section 9.3.

10.  REPRESENTATIONS AND WARRANTIES.

     10.1 Representations and Warranties of Each Party. As of the signing of this Agreement, each of Horizon and AHP hereby represents, warrants and covenants to the other Party hereto as follows:

            (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

            (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

            (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

            (d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or
                  (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

            (e) it shall at all times comply with all applicable material laws and regulations relating to its activities under this Agreement.

      10.2 Representations and Warranties of AHP. As of the signing of this Agreement, AHP hereby represents and warrants to Horizon as follows:

            (a) Except as listed in Exhibit G, there are no (i) pending or, to AHP's knowledge, threatened product liability, breach of warranty or other claims, actions, arbitrations, administrative or other proceedings regarding the Product or the Trademarks, to which AHP is a party in the Territory; or
                  (ii) pending or, to AHP's knowledge, overtly threatened claim against AHP asserting that any of the Know-How infringes or violates the rights of Third Parties.

            (b) AHP is the sole owner of the Trademarks, the Know-How and the Regulatory Approvals for the Product in the Territory and AHP has not sublicensed, pledged, encumbered, assigned, transferred or granted any rights or interest therein to any Third Party inconsistent with the rights granted to Horizon under the Transaction Agreements, and prior to the Closing, AHP will enter into no such agreement with any Affiliate or Third Party.

            (c) AHP has furnished Horizon with access to a complete copy of the Regulatory Approvals, including all material amendments and supplements thereto. To the best of AHP's knowledge, the Regulatory Approvals are in good standing and nothing has come to the attention of AHP which has, or reasonably should have, led AHP to believe that the Regulatory Approvals are not in good standing. To the best of AHP's knowledge, there is no pending or overtly threatened action by the FDA which will have a material adverse effect on the Regulatory Approvals.

            (d) AHP represents and warrants that the list of Customer Contracts provided herein is accurate and complete with respect to current Customer Contracts and is, to the best of AHP's knowledge, accurate and complete with respect to pending Customer Contracts.

            (e) AHP has not given any notice to any Third Parties asserting misappropriation of trade secrets relating to the Know-How.

            (f) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE PRODUCT SUPPLY AGREEMENT, AHP MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS OR THE TRADEMARKS OR HORIZON'S USE THEREOF.

      10.3 Representations and Warranties of Horizon. As of the signing of this Agreement, Horizon represents and warrants to AHP that it has properly determined that the net present value of the transactions contemplated by this Agreement is less than fifteen million dollars ($15,000,000) and no HSR filing is required in connection with the transactions contemplated hereby.

      10.4 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

11.   TERM AND TERMINATION.

      11.1 Term. This Agreement shall be effective as of the Effective Date and, unless terminated earlier by mutual written agreement of the Parties or pursuant to this Article 11, shall remain in full force and effect for so long as Horizon sells Product in the Territory (the "Term"). Notwithstanding the foregoing, upon the payment of all amounts due pursuant to Section 4.1 hereof the Know-How license granted to Horizon pursuant to Section 2.1.1 hereof shall become a fully paid-up, perpetual exclusive (exclusive except as to veterinary pharmaceutical products and injectable human uses by AHP and its Affiliates neither of which shall have the right to sublicense) license.

     11.2   Termination.

            11.2.1 Certifications of Representation and Warranties. Either Party may terminate this Agreement if, in accordance with
                    Section 3.3.5 hereof, the other Party certifies that one or more of its representations and warranties set forth in
                    Article 10 hereof do not remain true and in effect as of the day of Closing.

            11.2.2 Termination for Cause Both Parties. This Agreement may be terminated by written notice by either Party (subject to the provisions of Section 11.2.3) at any time during the Term of this Agreement:

               (a)  for material breach by the other Party, which breach remains uncured for thirty (30) days in the case of nonpayment of
                  any amount due and ninety (90) days for all other breaches, each measured from the date written notice of such breach is given to the breaching Party, or, if such breach is not susceptible of cure within such ninety (90) day period and the breaching Party uses diligent good faith efforts to cure such breach, for one hundred eighty (180) days after written notice to the breaching Party; or

            (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business, or if a substantial portion of such Party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within ninety (90) days after the filing thereof.

      11.2.3 Effect of Termination for Cause on License.

            (a)   In the event that Horizon breaches this Agreement pursuant to
                  Section 11.2.2 then it shall be AHP's sole option:

                  (i) to terminate this Agreement, in which case all rights to the Know-How, the Regulatory Approvals and the Trademarks shall revert to AHP (unless all payments under Section 4.1 have been fully paid to AHP) and Horizon shall remain obligated to make all payments under Sections 4.1 and 4.2 which have accrued as of the date of termination; or

                  (ii) to accelerate the payments required under Section 4.1 so that they shall become immediately due and payable, in which case this Agreement shall remain in full force and effect, and Horizon shall remain obligated to make all payments required under Sections 4.1 and 4.2; or

                  (iii) to pursue all legal and equitable remedies available to it, in which case the Agreement shall remain in full force and effect and Horizon shall remain obligated to make all payments required under Sections 4.1 and 4.2.

               (b)  In the event that AHP breaches this Agreement pursuant to
                    Section 11.2.2 then it shall be Horizon's sole option:

                  (i) to terminate this Agreement, in which case all rights to the Know-How and the Regulatory Approvals shall be vested in Horizon (if all payments under Section 4.1 have been fully paid to AHP) and the license under the Trademarks shall be deemed to be fully paid-up and Horizon shall remain obligated to make only those payments under Section 4.2 which have accrued as of the date of termination; or

                  (ii) to pursue all legal and equitable remedies available to it, in which case the Agreement shall remain in full force and effect and Horizon shall remain obligated to make all payments required under Sections 4.1 and 4.2.

            11.3 Survival. The provisions of Articles 1, 2, 6, 12 and 13 and Sections 4.4, 4.5, 11.2.3, 14.2.3, 14.6, 14.7, 14.8, 14.9, and
                  14.10 shall survive expiration or any earlier termination of this Agreement. Any payments that become due and payable prior to expiration, which have not been paid, shall survive expiration or any earlier termination of this Agreement.

12.   INDEMNIFICATION.

      12.1 Notice and Assistance. Each Party shall promptly notify the other, in writing, if it learns of any litigation, claim, administrative or criminal proceedings (collectively "Actions"), related to the Product, the Substance, the Trademark, or any Regulatory Approval, asserted or threatened against such Party (the "Defending Party"). With respect to any Actions relating to the Product, the Substance, the Trademark or any Regulatory Approval asserted against a Defending Party, the other Party shall, at no out-of-pocket expense to it except as otherwise provided in this Article 12, reasonably cooperate with and provide such reasonable assistance to such Defending Party as such Defending Party may reasonably request in connection with its defense against such Actions. Such reasonable assistance may include, without limitation, providing copies of all relevant correspondence and other materials that the Defending Party may reasonably request, provided, however, that any Confidential Information so provided shall be treated in accordance with the provisions of Article 13 hereof.

      12.2 Indemnification by AHP. AHP shall indemnify, defend and hold harmless Horizon, its Affiliates or its permitted sublicensees, and each of its and their respective employees, officers, directors and agents (each, a "Horizon Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees) (collectively, a "Liability") which the Horizon Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by AHP of any representation or warranty contained in this Agreement, (ii) the manufacture, promotion, distribution, testing, use, marketing, sale or other disposition of the Substance or Products by AHP outside of the Territory and Field, whether before or after the Effective Date; (iii) the manufacture, promotion, distribution, testing, use, marketing, sale or other disposition of the Substance or Products by AHP within the Territory and Field before the Effective Date; or (iv) the use of the Trademarks by AHP or its Affiliates within or outside the Territory, whether before or after the Effective Date. Notwithstanding the foregoing, AHP shall have no obligation under this Agreement to indemnify, defend or hold harmless any Horizon Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of Horizon, its Affiliates, its permitted sublicensees, or any of their respective employees, officers, directors or agents.

      12.3 Indemnification by Horizon. Horizon shall indemnify, defend and hold harmless AHP and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an "AHP Indemnified Party") from and against any Liability which the AHP Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Horizon of any representation or warranty contained in this Agreement; (ii) the manufacture (but only upon the commencement of Horizon's manufacturing the Products pursuant to the Product Supply Agreement), promotion, distribution, testing, use, marketing, sale or other disposition of Products by Horizon, its Affiliates, its permitted sublicensees or their respective subcontractors; or (iii) the use of the Trademark by Horizon, its Affiliates, its permitted sublicensees or their respective subcontractors. Notwithstanding the foregoing, Horizon shall have no obligation under this Agreement to indemnify, defend, or hold harmless any AHP Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of AHP, its Affiliates, its permitted sublicensees or any of their respective employees, officers, directors or agents.

      12.4 Conditions to Indemnification. The obligations of the indemnifying Party under Sections 12.2 and 12.3 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

                    [***] - CONFIDENTIAL TREATMENT REQUESTED

      12.5 Settlements. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement or otherwise. Except as otherwise expressly set forth in this Article 12, any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

      12.6 Limitation of Liability. With respect to any claim by one Party against the other arising out of the performance or failure of performance of the other Party under this Agreement, the Parties expressly agree that the liability of such Party to the other Party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a Party be liable for punitive, exemplary or consequential damages. The limitations set forth in this Section 12.6 shall not apply with respect to the obligations of either Party to indemnify the other under Sections 12.2 or 12.3 hereof in connection with a Liability to a Third Party.

      12.7 Insurance. Horizon shall obtain and maintain at all times during the term of this Agreement, Commercial General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Section 12.3, with limits of not less than [***] dollars ($[***]) per occurrence and [***] dollars ($[***]) in the aggregate. Horizon shall provide AHP with a Certificate of Insurance evidencing this coverage within thirty (30) days after the Closing. Such insurance policy shall name AHP as an additional insured and Horizon shall use its Commercially Reasonable Efforts to ensure that such insurance policy contains a provision requiring ten (10) day advance notification to AHP in the event of its cancellation or termination. AHP shall maintain self-insurance and/or obtain insurance from a Third Party insurer in amounts sufficient to cover its obligations under Section 12.2. Upon Horizon's written request, AHP shall provide Horizon with evidence of such insurance coverage.

13.  CONFIDENTIALITY.

      13.1 Nondisclosure Obligation. Each of Horizon and AHP shall use only in accordance with this Agreement and shall not disclose to any Third Party any information including, without limitation, Know-How, received by it from the other Party (the "Information"), without the prior written consent of the other Party. The foregoing obligations shall survive the expiration or earlier termination of the last of the Transaction Agreements to so expire or to be so terminated for a period of five (5) years. These obligations shall not apply to Information that:

            (i) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

            (ii) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

            (iii) is subsequently disclosed to the receiving Party by a Third
                  Party who has the right to make such disclosure;

            (iv) is developed by the receiving Party independently of the Information received from the disclosing Party and such independent development can be documented by the receiving Party, or

            (v) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a Party, provided that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such Information and thereafter the disclosing Party discloses to the requesting entity only the minimum Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

      13.2 Permitted Disclosures. Information may be disclosed to employees, agents, consultants, sublicensees or suppliers of the recipient Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the recipient Party obtains prior agreement from its employees, agents, consultants, sublicensees, suppliers or Third Party manufacturers to whom disclosure is to be made to hold in confidence and not make use of such Information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees, suppliers or Third Party manufacturers do not disclose or make any unauthorized use of the Information.

     13.3 Disclosure of Agreement. Neither Horizon nor AHP shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement or concerning their cooperation without the prior written consent of the other, which consent will not be unreasonably withheld or delayed, provided, however, that either

            Party may disclose the terms of this Agreement to the extent required to comply with applicable laws, including, without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, provided, however, that prior to making any such disclosure, the Party intending to so disclose the terms of this Agreement shall (i) provide the nondisclosing Party with written notice of the proposed disclosure and a opportunity to review and comment on the intended disclosure which is reasonable under the circumstances and (ii) shall seek confidential treatment for as much of the disclosure as is reasonable under the circumstances, including, without limitation, seeking confidential treatment of any information as may be requested by the other Party. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party either (i) upon the written consent of the other Party or (ii) if the disclosing Party uses reasonable efforts to obtain a signed confidentiality agreement with such financial institution with respect to such information on terms substantially similar to those contained in this Article 13.

      13.4 Publicity. Subject to Section 13.3, all publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties.

14.   MISCELLANEOUS.

      14.1 Force Majeure. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control (including, without limitation, AHP's inability to obtain, from a Third Party, sufficient quantities of the raw materials needed for the manufacture of Substance to meet its manufacturing obligations under
            Article 7) which it could not have avoided by the exercise of reasonable diligence. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof and shall use all Commercially Reasonable Efforts to resume performance of its obligations as soon as practicable.

     14.2   Assignment.

            14.2.1 Assignment by Horizon. Horizon may assign any or all of its rights or obligations under this Agreement in the Territory to any of its Affiliates, for so long as they remain Affiliates. In addition, Horizon may assign any or all of its rights or obligations under this Agreement in the Territory in conjunction with a merger or acquisition of Horizon or its Affiliates. Horizon may not otherwise assign any of its rights or obligations under this Agreement without AHP's prior written consent, not to be unreasonably withheld. AHP shall respond to such requests by Horizon for assignment within thirty (30) days from such request. Any permitted assignment shall not relieve Horizon of its responsibilities for performance of its obligations under this Agreement. Notwithstanding the foregoing, Horizon may not assign or otherwise transfer the Regulatory Approvals to any Third Party until the later to occur of (i) all payments are made under Article 4.1, and (ii) termination of the Product Supply Agreement.

            14.2.2 Assignment by AHP. AHP may assign any or all of its rights or obligations under this Agreement to any of its Affiliates or to any Third Party, provided, however, that AHP may assign all or part of its obligations to a Third Party only after receiving Horizon's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, further, that such assignment shall not relieve AHP of its responsibilities for performance of its obligations under this Agreement. Notwithstanding the foregoing, Horizon's consent shall not be required for any assignment made by AHP in connection with a merger or similar reorganization of AHP or its parent company or the sale of all or substantially all of AHP's or AHP's parent company's pharmaceutical assets.

            14.2.3 Binding Nature of Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Article 14 shall be void.

      14.3 No Waiver. The failure of either Party to require performance by the other Party of any of that other Party's obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation or warranty hereof.

      14.4 Severability. If a court or other tribunal of competent jurisdiction should hold any term or provision of this Agreement to be excessive, or invalid, void or unenforceable, the offending term or provision shall be deleted or revised to the extent necessary to be enforceable, and, if possible, replaced by a term or provision which, so far as practicable achieves the legitimate aims of the Parties.

      14.5 Relationship between the Parties. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

      14.6  Correspondence and Notices.

          14.6.1 Ordinary Notices. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, overnight courier or by airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

          14.6.2 Extraordinary Notices. Extraordinary notices and communications (including, without limitation, notices of termination, force majeure, material breach, change of address) shall be in writing and sent by prepaid registered or certified air mail, or by facsimile confirmed by prepaid registered or certified air mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

          14.6.3 Addresses. In the case of Horizon, the proper address for communications and for all payments shall be:

                                    Horizon Pharmaceutical Corporation
                                    660 Hembree Parkway, Suite 106
                                    Roswell, Georgia 30076
                                    Attn:  Mr. Brent Dixon
                                    Fax:  (770) 442-9594

               and it the case of AHP, the proper address for communications and for all payments shall be:

                                    Wyeth-Ayerst Laboratories
                                    555 Lancaster Avenue
                                    St. Davids, Pennsylvania 19087
                                    Attn:  Senior Vice President,
                                           Global Business Development
                                    Fax:  (610) 688-9498

                           with a copy to:

                                    American Home Products Corporation
                                    5 Giralda Farms
                                    Madison, New Jersey 07940
                                    Attn:  Senior Vice President
                                           and General Counsel
                                    Fax:  (973) 660-7156

      14.7 Choice of Law. This Agreement is subject to and governed by the laws of the State of Delaware, excluding its conflict of laws provisions.

      14.8 Entire Agreement Amendment. This Agreement, together with the other Transaction Agreements and the Confidential Disclosure Agreement between AHP and E.J. Financial Enterprises Inc. (an equity holder in Horizon) dated April 28, 1998, and all the covenants, promises, agreements, warranties, representations, conditions and understandings contained herein and therein sets forth the complete, full and exclusive agreement between the Parties and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in the Transaction Agreements. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. No understanding, agreement, representation or promise, not explicitly set forth herein, has been relied on by either Party in deciding to execute this Agreement.

      14.9 Headings. The headings and captions used in this Agreement are solely for the convenience of reference and shall not affect its interpretation.

      14.10 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which shall constitute together the same document.

      14.11 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.


     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date set forth below.

AMERICAN HOME PRODUCTS              HORIZON PHARMACEUTICALS, INC.
CORPORATION


-------------------------------     --------------------------------
Name:                               Name:
Title:                              Title:

                                    EXHIBIT A

                               CUSTOMER CONTRACTS
                               ------------------

         The Customer Contracts are listed on the following two pages.

                    [***] - CONFIDENTIAL TREATMENT REQUESTED
                            WYETH-AYERST LABORATORIES
                               BID ANALYSIS SYSTEM
                     CONTRACT PRODUCT PRICES BY NDC - ACTIVE


--------------------------------------------------------------------------------------- -------------------------------------------
NDC:  00031-7840-63 ROBINUL FORTE TABLETS                         PKG SIZE:  [***]
--------------------------------------------------------------------------------------- -------------------------------------------
CTLG PRICE:  [***]                FACTOR COST:  [***]                              FSS PRICE:  [***]
---------------------------------------------  --------------------------------------------------------------- --------------------
CURRENT BEST:  [***]              CURRENT NOMINALS:  [***]           FUTURE BEST:  [***]                   FUTURE NOMINAL:   [***]
---------------------------------------------------------------------------------------------------------------------- ------------

GRP/CUST       GRP/CUSTOMER NAME         CITY      STATE      CLS  CONTRACT     START DATE    END DATE      SALES     PRICE  DISC %
------------------------------------------------------------- ----------------- ------------ ------------ ----------- -----  -----
01 - NON GUARANTEED TYPE
------------------------------------------------------------- ------------ -------------- ------------ ------------ -------- -----
000000489      PUERTO RICO HOSP GROUP     SAN JUAN       PR          0000046178   11/01/1997   11/30/1998            [***]  [***]
---------------- ----------------------------- ------------- ------------ -------------- ------------ ------------ -------- ------
791000010      HOSPITAL DEL MAESTRO       HATO REY       PR    14    0000046045   11/01/1997   11/30/1998            [***]  [***]
------------------------------------------------------------------- -------- -------------- ------------ ------------ -------- ---
02 - GUARANTEED
------------------------------------------------------------------- ------------   ---------- ------------ ------------ -------- ---
000000340      VETERANS STATE HOME        HINES          IL          0000046309    11/01/1998   11/30/1998           [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000355      PHS FEDERAL GOVT ACCTS     WASHINGTON     DC          0000046308    11/01/1998   11/30/1998           [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000406      MILITARY                   RADNOR         PA          0000046199    11/01/1998   11/30/1998   [***]   [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000310      VA PRIME VENDOR            RADNOR         PA          0000046196    11/01/1998   11/30/1998   [***]   [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000002003      STATE OF ARKANSAS          LITTLE ROCK    AR          0000043007    01/01/1998   12/31/1998   [***]   [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000027      MINNESOTA MULTI-STATE      ST. PAUL.      MN          0000046643    05/01/1998   04/30/1999   [***]   [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
0000009585     NEW PUERTO RICO HOSP       ST. DAVIDS     PA          0000047764    04/30/1998   04/27/1999           [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000253      TENET HEALTCARE            DALLAS         TX          0000022284    09/01/1998   08/31/1999   [***]   [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000309      HEALTH SERVS CORP AMER     BRIDGETON      MO          0000024878    10/01/1998   09/30/1999   [***]   [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
04 - GUARANTEED W/OUT - CLAUSE
---------------- ----------------------------- -------------- ------------ -------------- ------------ ------------ -------- -----
0000009341     MICH STATE UNIV AFFIL      EAST LANSING   MI           0000046646     02/01/1998   01/31/9999         [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
05 - GUAR W/PRC ESC & OUT CLS
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000407      OWEN HEALTHCARE            HOUSTON        TX           0000031263     07/01/1998   03/31/2000 [***]   [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------
000000418      PACT (G/MEDMGMNT)          PLYMOUTH       MN           0000046216     07/01/1998   03/31/2000         [***]  [***]
---------      ------------------------   ------------------------- ------------   ---------- ------------- ------- ------  ------

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


                            WYETH-AYERST LABORATORIES
                               BID ANALYSIS SYSTEM
                     CONTRACT PRODUCT PRICES BY NDC - ACTIVE

--------------------------------------------------------------------------------------- ------------------------------------------
NDC:  00031-7824-63 ROBINUL TABLETS                               PKG SIZE:  [***]
--------------------------------------------------------------------------------------- ------------------------------------------
CTLG PRICE:  [***]                   FACTOR COST:  [***]                           FSS PRICE:  [***]
--------------------------------------------- ----------------------------------------- ---------------------------------- -------
CURRENT BEST:  [***]                 CURRENT NOMINALS:  [***]           FUTURE BEST:  [***]         FUTURE NOMINAL:  [***]
--------------------------------------------- ----------------------------------------- ---------------------------------- -------

---------------- --------------------------------- ------------------ ---------- ------- --------------- ------------ ------------
GRP/CUST    GRP/CUSTOMER NAME          CITY       STATE  CLS CONTRACT    START DATE    END DATE       SALES    PRICE     DISC %
----------------------------------------------------------------------------------------------------------------------------------
01 - NON-GUARANTEED TYPE
                                                      -----------------   ---------------   ------------   ------------ ----------
000000489   PUERTO RICO HOSP GROUP ..  SAN JUAN    PR       0000046178   11/01/1997    11/30/1998              [***]    [***]
----------   ------------------------  ------------   -----------------   ---------------   ------------   ------------ ----------
791000010   HOSPITAL DEL MAESTRO ....  HATO REY    PR   14  0000046045   11/01/1997    11/30/1998              [***]    [***]
----------   ------------------------  ------------   -----------------   ---------------   ------------   ------------ ---------
02 - GUARANTEED
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
 000000344   PHS                       BETHESDA    MD       0000058826   10/01/1998    12/31/1998     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
 000000340   VETERANS STATE HOME       HINES       IL       0000046309   01/01/1998    11/30/1998     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
 000000355   PYS FEDERAL GOVT ACCTS    WASHINGTON  DC       0000046308   01/01/1998    11/30/1998     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
 000000406   MILITARY                  RADNOR      PA       0000046199   01/01/1998    11/30/1998     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
 000000310   VA PRIME VENDOR           RADNOR      PA       0000046196   01/01/1998    11/30/1998     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
 000000164   ISD (INTERNAL SVCS DEPT)  LOS ANGELES CA       0000027546   02/01/1998    01/31/1999     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
 000000195   NEW YORK CITY HLTH & HOS  NEW YORK    NY       0000037145   09/15/1997    09/30/2000              [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000002003   STATE OF ARKANSAS         LITTLE ROCK AR       0000043007   01/01/1998    12/31/1998     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000000027   MINNESOTA MULTI-STATE     ST. PAUL    MN       0000046643   05/01/1998    04/30/1999     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000002046   STATE OF SOUTH CAROLINA   COLUMBIA    SC       0000046472   05/01/1998    04/30/1999     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000009585   NEW PUERTO RICO HOSP      ST. DAVIDS  PA       0000047764   04/30/1998    04/27/1999              [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000000253   TENET HEALTHCARE          DALLAS      TX       0000022284   09/01/1998    08/31/1999     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000000309   HEALTH SERVS CORP AMER    BRIDGETON   MO       0000024878   10/01/1998    09/30/1999     [***]    [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000002004   STATE OF CALIFORNIA       SACRAMENTO  CA       0000057964   10/05/1998    09/30/2000              [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
0000002048   STATE OF TENNESSEE        NASHVILLE   TN       0000060276   10/22/1998    07/31/1999              [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------
04 - GUARANTEED W/OUT-CLAUSE
----------   ------------------------   ------------   ---------------   ------------  ------------   ------   ------   ------
0000009341   MICH STATE UNIV AFFIL     E.LANSING   MI       0000046646   02/01/98      01/31/99                [***]    [***]
----------   ------------------------  ------------   ---------------   ------------  ------------   ------   ------   ------

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


05 - GUAR W/PRC ESC & OUT CLS
----------   ------------------------   ---------------  -------------    ------------  -----------  -------  ------   -------
GRP/CUST    GRP/CUSTOMER NAME           CITY      STATE  CLS  CONTRACT    START DATE    END DATE     SALES    PRICE    DISC %
-----------------------------------------------------------------------------------------------------------------------------
000000407   OWEN HEALTHCARE             HOUSTON   TX         0000031263   07/01/1998    03/31/2000   [***]    [***]    [***]
---------   --------------------------  -------------  ---------------   ------------- ------------   -------  ------- ------
000000418   PACT (C/MEDMGNT)            PLYMOUTH  MN         0000046216   07/01/1998    03/31/2000   [***]    [***]    [***]
---------   --------------------------  -------------  ---------------   ------------- ------------   -------  ------- ------

                                    EXHIBIT B
                                    ---------

                                    PRODUCTS


Country   NDC No.   Strength   Dosage Form   Package Size
-------   -------   --------   -----------   ------------
  USA     7824-63   1 mg       tablets       bottles of 100
  USA     7840-63   2 mg       tablets       bottles of 100

                                    EXHIBIT C
                                    ---------

                                   TRADEMARKS


Country             Trademark      Registration No.         Renewal Date
-------             ---------      ----------------         ------------
United States       Robinul        728,458                  03/13/2002

                                    EXHIBIT D
                                    ---------

                              SYSTEMS TRANSFER PLAN


     Pursuant to Section 3.2 of that certain License Agreement entered into by and between Horizon Pharmaceutical Corporation ("Horizon") and American Home Products Corporation, acting through its Wyeth-Ayerst Laboratories Division ("AHP") on January 29, 1999 (the "License Agreement"), Horizon and AHP, by signing below, each agree that the documents identified below and attached hereto constitute the Systems Transfer Plan. Horizon and AHP each further agree that to the extent any of the attached documents are inconsistent with the License Agreement or the Product Supply Agreement which also was entered into by Horizon and AHP on January 29, 1999, the terms and conditions of the License Agreement or the Product Supply Agreement, as applicable, shall control. The Parties recognize that this document serves as a guideline for the transition of responsibilities for the Product from AHP to Horizon and that, to the extent that this Systems Transfer Plan imposes timelines which are not expressly stated within the License Agreement or the Product Supply Agreement, the failure to strictly adhere to any such timelines set forth in this Systems Transfer Plan shall not constitute a breach of either the License Agreement or the Product Supply Agreement

     Attachments

          1. Initial inventory shipment; Outstanding sales orders; Initial forecast; On-going purchase orders
          2.   Product/Quality Complaints
          3.   Labeling, Product Inserts, Tooling
          4.   Customer Contracts
          5.   Rebates
          6.   Manufacturing Plant Services
          7.   Regulatory
          8.   Returns
          9.   Chargebacks

HORIZON PHARMACUETICAL                 AMERICAN HOME PRODUCTS
  CORPORATION                          CORPORATION acting through its
                                       Wyeth-Ayerst Laboratories Division



By:_______________________________     By:__________________________________
Name:_____________________________     Name:________________________________
Title:____________________________     Title:_______________________________
Date:_____________________________     Date:________________________________

                  EXHIBIT E

           ADVERSE DRUG EVENT REPORTING PROCEDURE


   The Parties hereby agree that the following terms will govern disclosures of each Party to the other with respect to adverse event reporting relating to the Product or Substance as clinically tested or marketed by or on behalf of either Party.

1.  Definitions.

   1.1 An Adverse Drug Experience ("ADE") is defined as:

     a) any experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with, or observed in conjunction with the use of a drug, biological product, or device in humans, whether or not considered related to the use of that product:

        - occurring in the course of the use of a drug, biological product or device,

        - associated with, or observed in conjunction with product overdose, whether accidental or intentional

        - associated with, or observed in conjunction with product abuse, and/or

        - associated with, or observed in conjunction with product withdrawal.

     b) Any significant failure of expected pharmacological or biologic therapeutical action (with the exception of in clinical trials).

   1.2 Serious or Non-Serious is defined as:

       a) A Serious ADE is any adverse drug experience occurring at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Other important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a serious adverse drug experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home, blood dyscrasias or convulsions that do not result in inpatient hospitalization, or the development of drug dependency or drug abuse.

          b) A Non-Serious ADE is any ADE which does not meet the criteria for a serious ADE.

     1.3 Life-threatening adverse drug experience is defined as any adverse drug experience that places the patient, in the view of the initial reporter, at immediate risk of death from the adverse drug experience as it occurred, i.e., it does not include an adverse drug experience that, had it occurred in a more severe form, might have caused death.

     1.4 Disability is defined as a substantial disruption of a person's ability to conduct normal life functions.

     1.5 An Unexpected ADE is defined as any ADE that is not listed in the current labeling for the drug product. This includes events that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differ from the event because of greater severity or specificity.

     1.6 Associated with or related to the use of the drug is defined as: A reasonable possibility exists that the ADE was caused by the drug.

     1.7 NDA Holder is defined as: An "Applicant" as defined in 21 CFR Part 314.3(b), for regulatory approval of a Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

     1.8  IND Holder is defined as: A "Sponsor" as defined in 21 CFR Part 313.1
          (b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

     1.9 Capitalized terms not defined in this Exhibit shall have the meaning assigned thereto in the Agreement.

2. With respect to the Product or Substance, the Parties agree as follows:

     a. All initial reports and any follow-up information (oral or written) for any and all Serious ADEs as defined above (other than with respect to animal studies) which become known to either Party (other than from disclosure by or on behalf of the other Party) must be communicated by telephone, telefax or electronically directly to the other Party and/or the NDA Holder, IND Holder (individually and collectively referred to as "Holders") within forty-eight (48) hours of receipt of the information. Written confirmation of the Serious ADE received by such Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within forty-eight (48) hours of initial report of the Serious ADE by such Party.



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          b.   Both Parties shall exchange Medwatch and/or CIOMs forms and other health authority reports within forty-eight (48) hours of submission to any Regulatory Authority.

          c. All initial reports and follow-up information received for all Non-Serious ADEs for marketed Product which become known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or electronically to the other Party within ten (10) days, on Medwatch or CIOMs forms (where possible).

          d. Each Party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious and/or Non-Serious ADEs, provided, however, that neither Party shall be obligated to delay reporting of any ADE in violation of applicable law or regulations regarding the reporting of ADEs.

3. The Parties further agree that:

          a. A written report be forwarded to the other Party within forty-eight (48) hours of receipt by the Party making the report, for ADEs for animal studies which suggest a potential significant risk for humans;

          b. Each Party will give the other Party a report via a print-out or computer disk of all ADEs reported to it and its Affiliates relating to the Product or Substance within the last year, within thirty (30) days of receipt of a request from the other Party but not more often than four (4) times a year;

          c. If either Party wishes access to ADE Reports of the other Party relating to the Product or Substance, upon request of that Party, the other Party shall make available its ADE records relating to the Product or Substance (including computer disks) for viewing and copying by the other Party. The Parties may discuss the transfer of ADE Reports by computer disk.

          d. Disclosure of information hereunder by a Party to the other Party shall continue as long as either Party and/or its Affiliates or designees continue to clinically test or market Product or Substance.

4. Each Party shall diligently undertake the following further obligations where both Parties are or will be commercializing the Product or Substance pursuant to the Agreement and/or performing clinical trials with respect to the Product or Substance:



                                       38
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          a.   Upon the Effective Date, each Party shall identify individuals who shall be responsible for identifying all ADE reporting requirements in all countries of the Territory as set forth in the Agreement, and any amendments thereto;

          b. To immediately consult with the other Party, with respect to the investigation and handling of any Serious ADE disclosed to it by the other Party or by a third Party and to allow the other Party to review the Serious ADE and to participate in the follow-up investigation;

          c. To immediately advise the other Party of any Product and/or Substance safety communication received from a health authority and consult with the other Party with respect to any Product and/or Substance warning, labeling change or change to an investigators' brochure involving safety issues proposed by the other Party, including, but not limited to the safety issues agreed to by the Parties;

          d. To diligently handle in a timely manner the follow-up investigation and resolution of each ADE reported to it;

          e. To provide the other Party mutually agreed upon audit rights of its ADE reporting system and documentation, upon prior notice, during normal business hours, at the expense of the auditing Party and under the confidentiality obligations set forth in the Agreement;

          f. To meet in a timely fashion from time to time as may be reasonably required to implement the adverse event reporting and consultation procedures described in this Exhibit E, including identification of those individuals in each Party's Drug Safety group who will be responsible for reporting to and receiving ADE information from the other Party, and the development of a written standard operating procedure with respect to adverse event reporting responsibilities, including reporting responsibilities to investigators;

          g.   Where possible, to transmit all data electronically;

          h. To report to each other any addenda, revisions or changes to the Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the Agreement, etc.) which might alter the adverse event reporting responsibilities hereunder;

          i. To utilize English as the language of communication and data exchange between the Parties;

          j. To develop a system of exchange of documents and information in the event that the Agreement involves more than two Parties;

          k. To work together to develop an electronic system to transmit ADE data.



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5.   The Parties may meet after the Effective Date of the Agreement to establish a separate agreement for adverse event exchange which will supersede this Exhibit E.